UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 3, 2003

PINNACLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-24784 (Commission File Number)	94-3003809 (I.R.S. Employer Identification No.)

280 North Bernardo Avenue, Mountain View, California (Address of principal executive offices)	94043 (Zip Code)

Registrant’s telephone number, including area code	(650) 526-1600

Not applicable

(Former name or former address, if changed since last report)

ITEM 5.	OTHER EVENTS

On November 3, 2003, Pinnacle Systems, Inc. announced that J. Kim Fennell had resigned as Pinnacle’s President and Chief Executive Officer, and as a member of the Board of Directors, effective immediately. Pinnacle also stated that Charles J. Vaughan, a current member of Pinnacle’s Board of Directors, will serve as Pinnacle’s interim President and Chief Executive Officer until such time as Mr. Fennell’s successor is determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2003	PINNACLE SYSTEMS, INC.

	By:	/s/ Arthur D. Chadwick

Arthur D. Chadwick Vice President of Finance, Chief Financial Officer and Secretary